Exhibit 99.1

Portland General Electric One World Trade Center 121 SW Salmon Street Portland, Oregon 97204 News Release

FOR RELEASE	Media Contact:

5 a.m. EDT, October 29, 2009	Gail Baker
Director, Corporate Communications
Phone: 503-464-8693

Investor Contact:

Bill Valach
Director, Investor Relations
Phone: 503-464-7395

Portland General Electric Reports

Third Quarter 2009 Financial Results

and Initiates 2010 Earnings Guidance

Portland, Ore, October 29, 2009 — Portland General Electric Company (NYSE: POR) today reported net income of $32 million, or $0.43 per diluted share, for the quarter ended September 30, 2009, compared to zero for the third quarter of 2008.

The net income increase reflects the refund to customers related to the Trojan proceedings, which was recorded on September 30, 2008 and which reduced net income by $20 million in the third quarter of 2008. Higher net income in the third quarter of 2009 compared to the third quarter of 2008 was also driven by the 2009 general rate case, an increase in the fair value of non-qualified benefit plan assets, and lower administrative costs. Operating results continue to reflect the sustained effects of the recession, with a 2% decrease in total retail energy deliveries. Also, during the third quarter of 2009, PGE experienced an increase in purchased power and fuel expense primarily driven by extended outages at Unit 4 of Colstrip and the Boardman coal-fired generating plants.

“Effective management of our business is all the more critical during a period of economic challenges. We’ve put special emphasis on identifying and implementing cost efficiencies, including temporary reductions in operating expense, while still making progress on key capital projects,” said Jim Piro, President and Chief Executive Officer. “We plan to submit a general rate case for 2011 that is consistent with our continued focus on operational excellence and long-term investments that create value for our customers and our shareholders.”

Net income increased $20 million, or 30%, for the nine months ended September 30, 2009 relative to the nine months ended September 30, 2008. Net income was $87 million, or $1.21 per diluted share, for the nine months ended September 30, 2009 compared to $67 million, or $1.08 per diluted share, for the nine months ended September 30, 2008. Net income for the nine month periods ended September 30, 2009 and 2008 was comparable, excluding the refund recorded in the third quarter of 2008 related to the Trojan proceedings, which reduced net income by $20 million in 2008.

Third Quarter Highlights

•

Completed Biglow Canyon Phase II on schedule and within budget, resulting in 65 wind turbines supplying power to our service territory. Wind generation increased 88% in the third quarter of 2009 compared to the third quarter of 2008, representing 4% of the Company’s total system load in the third quarter of 2009 compared to 2% in the third quarter of 2008. Biglow Canyon II will be fully in customer prices effective January 1, 2010 utilizing the Renewable Adjustment Clause regulatory mechanism.

•

PGE issued its draft Integrated Resource Plan (IRP) for public comment. The IRP details PGE’s proposed strategic power and transmission plans through 2020. The draft IRP proposes to meet 2015 projected loads with emphasis on energy efficiency, new natural gas-fired and renewable resource generation, and new transmission capacity. It also includes a recommendation to proceed with additional emissions controls at Boardman to allow the Company to comply with regulatory requirements for continued operation of the plant.

•	Secured an additional $150 million in financing, expecting to issue 5.43% Series First Mortgage Bonds in early November 2009.

•

Residential energy sales increased 5% as compared to the third quarter of 2008, but were more than offset by an 11% decrease in total industrial energy deliveries, which includes energy deliveries to direct access customers. Total retail energy deliveries decreased approximately 2% as compared to the third quarter of 2008.

•	In the third quarter of 2009, PGE recorded a $5 million gain on the fair value of non-qualified benefit plan assets, compared to a $4 million loss recorded in the third quarter of 2008.

•	Administrative and other expense decreased by $5 million, or 10%, as compared to the third quarter of 2008.

2009 and 2010 Earnings Guidance

PGE reaffirms 2009 earnings guidance with diluted net income per share ranging from $1.35 to $1.45 for 2009.

The Company initiates 2010 earnings guidance with diluted net income per share ranging from $1.50 to $1.65 for 2010. The 2010 expectation is based on the following:

•	Load growth of 0% to 2% in 2010 over weather adjusted 2009, reflecting the expected continued uncertainty in the industrial sector and impact from a slow economic recovery;

•	Escalating operating and maintenance costs due to higher healthcare costs, salary escalations, higher compliance costs and other administrative costs; and

•	Temporary reductions in operating costs to partially offset escalating expenses and economic pressure on load growth.

Liquidity

PGE has revolving credit facilities providing an aggregate borrowing capacity of $525 million. As of September 30, 2009, the aggregate borrowing capacity available under the credit facilities was $335 million.

PGE posts or receives collateral (in the form of cash or letters of credit) pursuant to its power and natural gas purchase contracts. As of September 30, 2009, PGE had posted collateral of $256 million. Provided market prices do not change from September 30, 2009, the Company expects approximately 35% of the margin deposits to roll-off in the fourth quarter of 2009, and approximately 47% to roll-off in 2010.

Capital Expenditures

Capital expenditures in 2009 are estimated to be $732 million, primarily related to Biglow Canyon Phases II ($230 million) and III ($175 million), the smart meter project ($60 million) and continuing expenditures for production, transmission and distribution ($235 million). The Company estimates capital expenditures to be $545 million in 2010, the majority of which relate to Biglow Canyon Phase III ($200 million), the smart meter project ($60 million) and continuing expenditures for production, transmission and distribution ($245 million). PGE plans on issuing approximately $250 million in debt in 2010 to finance its capital expenditures.

Third Quarter 2009 Earnings Call and Web cast — October 29, 2009

PGE will host a conference call with financial analysts and investors on Thursday, October 29, 2009, at 11 a.m. EDT. The conference call will be web cast live on the PGE website at www.PortlandGeneral.com. A replay of the call will be available beginning at 1 p.m. EDT on Thursday, October 29, 2009 through Thursday, November 5, 2009.

Jim Piro, President and CEO; and Maria Pope, Senior Vice President, CFO, and Treasurer; and Bill Valach, Director, Investor Relations, will participate in the call. Management will respond to questions following formal comments.

The attached condensed consolidated statements of income, balance sheets, and cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # # # #

About Portland General Electric Company

Portland General Electric Company is a vertically integrated electric utility that serves approximately 818,000 residential, commercial and industrial customers in the Portland/Salem metropolitan area of Oregon. The Company’s headquarters are located at 121 SW Salmon Street, Portland, Oregon 97204. Visit our website at www.PortlandGeneral.com.

Safe Harbor Statement

Statements in this news release that related to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance and future load growth and operating and maintenance costs; statements regarding future capital expenditures; statements regarding future financings and PGE’s access to capital and cost of capital; statements regarding PGE’s future liquidity; statements regarding the cost, completion and benefits of capital projects, such as Biglow Canyon Phase III and the smart meter project; statements regarding the outcome of any regulatory proceeding; statements regarding the roll-off of collateral posted pursuant to power and natural gas purchase contracts; statements regarding the filing of a general rate case in 2010; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including the reductions in demand for electricity and the sale of excess energy during periods of low wholesale market prices; final regulatory review and approval of the deferral of excess power costs related to Boardman’s forced outage from November 2005 to February 2006; regulatory approval and rate treatment of the smart meter and Biglow Canyon Wind Farm projects; operational risks relating to the Company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; unforeseen problems or delays in completing capital projects, resulting in the failure to complete such projects on schedule or within budget; the outcome of various legal and regulatory proceedings; and general economic and financial market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the Company’s most recent Annual Report on Form 10-K and the Company’s reports on Forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.

POR-F

Source: Portland General Electric Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$445	$400	$1,319	$1,296

Operating expenses:
Purchased power and fuel	225	217	664	652
Production and distribution	42	40	127	125
Administrative and other	43	48	134	142
Depreciation and amortization	53	54	160	154
Taxes other than income taxes	20	20	64	63

Total operating expenses	383	379	1,149	1,136

Income from operations	62	21	170	160
Other income (expense):
Allowance for equity funds used during construction	5	3	13	7
Miscellaneous income (expense), net	5	(4)	6	(6)

Other income (expense), net	10	(1)	19	1
Interest expense	25	21	76	67

Income (loss) before income tax expense (benefit)	47	(1)	113	94
Income tax expense (benefit)	16	(1)	32	27

Net income	31	—	81	67
Less: net loss attributable to noncontrolling interests	(1)	—	(6)	—

Net income attributable to Portland General Electric Company	$32	$—	$87	$67

Weighted-average shares outstanding (in thousands):
Basic	75,182	62,554	71,980	62,539

Diluted	75,223	62,607	72,057	62,589

Earnings per share — basic and diluted	$0.43	$—	$1.21	$1.08

Dividends declared per common share	$0.255	$0.245	$0.755	$0.725

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$46	$10
Accounts receivable, net	137	168
Unbilled revenues	66	96
Assets from price risk management activities — current	22	31
Inventories	72	71
Margin deposits	86	189
Current deferred income taxes	92	17
Regulatory assets — current	200	194
Other current assets	44	44

Total current assets	765	820
Electric utility plant, net	3,800	3,301
Non-qualified benefit plan trust	48	46
Nuclear decommissioning trust	49	46
Regulatory assets — noncurrent	534	631
Other noncurrent assets	56	45

Total assets	$5,252	$4,889

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$206	$217
Liabilities from price risk management activities — current	187	225
Regulatory liabilities — current	57	43
Short-term debt	—	203
Current portion of long-term debt	186	142
Other current liabilities	111	59

Total current liabilities	747	889
Long-term debt, net of current portion	1,408	1,164
Liabilities from price risk management activities — noncurrent	133	201
Regulatory liabilities — noncurrent	658	640
Noncurrent deferred income taxes	408	304
Unfunded status of pension and postretirement plans	177	174
Non-qualified benefit plan liabilities	94	91
Other noncurrent liabilities	72	72

Total liabilities	3,697	3,535

Total shareholders’ equity	1,555	1,354

Total liabilities and shareholders’ equity	$5,252	$4,889

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$81	$67
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	160	154
Increase (decrease) in net liabilities (assets) from price risk management activities	(94)	139
Regulatory deferral — price risk management activities	94	(139)
Deferred income taxes	23	9
Allowance for equity funds used during construction	(13)	(7)
Power cost deferrals	(13)	2
Unrealized (gains) losses on qualified benefit plan trust assets	(7)	9
Trojan refund liability	3	33
Other non-cash income and expenses, net	10	21
Changes in working capital:
(Increase) decrease in margin deposits	103	(120)
Decrease in receivables	61	66
Decrease in payables	(51)	(10)
Other working capital items, net	15	7
Other, net	5	(9)

Net cash provided by operating activities	377	222

Cash flows from investing activities:
Capital expenditures	(544)	(281)
Sales of nuclear decommissioning trust securities	30	23
Purchases of nuclear decommissioning trust securities	(31)	(20)
Insurance proceeds received	—	3
Other, net	(1)	(2)

Net cash used in investing activities	(546)	(277)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	170	—
Proceeds from issuance of long-term debt	430	50
Debt issuance costs	(4)	—
Payments on long-term debt	(142)	(56)
Borrowings on revolving credit facilities	82	11
Payments on revolving credit facilities	(213)	—
Borrowings (payments) on short-term debt, net	(72)	27
Dividends paid	(53)	(45)
Noncontrolling interests’ cash contributions	7	—

Net cash provided by (used in) financing activities	205	(13)

Change in cash and cash equivalents	36	(68)
Cash and cash equivalents, beginning of period	10	73

Cash and cash equivalents, end of period	$46	$5

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

SUPPLEMENTAL OPERATING STATISTICS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues (dollars in millions):
Retail sales:
Residential	$173	$155	$574	$559
Commercial	165	156	463	450
Industrial	44	42	125	119

Total retail sales	382	353	1,162	1,128
Direct access customers	1	(3)	—	(7)
Other retail revenues	19	(22)	52	(13)

Total retail revenues	402	328	1,214	1,108
Wholesale revenues	36	61	85	153
Other operating revenues	7	11	20	35

Total revenues	$445	$400	$1,319	$1,296

Energy sold and delivered (MWh in thousands):
Retail energy sales:
Residential	1,719	1,643	5,716	5,765
Commercial	1,916	1,909	5,367	5,439
Industrial	610	649	1,772	1,857

Total retail energy sales	4,245	4,201	12,855	13,061
Delivery to direct access customers:
Commercial	112	152	299	456
Industrial	393	484	1,120	1,369

Total retail energy deliveries	4,750	4,837	14,274	14,886
Wholesale sales	877	942	2,274	2,429

Total energy sold and delivered	5,627	5,779	16,548	17,315

Number of retail customers at end of period:
Residential			714,869	711,963
Commercial			103,016	101,783
Industrial			257	220
Direct access			253	426

Total retail customers			818,395	814,392

	Heating Degree-days		Cooling Degree-days
	2009	2008	2009	2008
1st Quarter	2,022	1,981	—	—
Average	1,831	1,840	—	—
2nd Quarter	578	860	90	98
Average	683	664	71	67
3rd Quarter	63	80	537	376
Average	80	82	394	385

Note: “Average” represents the 15-year rolling average provided by the National Weather Service (Portland Airport).